Exhibit 16.1

May 24, 2016

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

Re: Jerric Media Holdings, Inc.

Commission File No.: 000-51872

We have read the statements of Great Plains Holdings, Inc. pertaining to our firm included in Item 4.01 of the Form 8-K dated May 24, 2016 and are in agreement with the statements contained in that document as they pertain to our firm.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

office   801.783.2950

fax       801.783.2960

www.sadlergibb.com | 2455 East Parleys Way Suite 320, Salt Lake City, UT 84109